Exhibit 99.1

PFF BANCORP REPORTS 7 PERCENT INCREASE IN

EARNINGS FOR FISCAL 2007

Rancho Cucamonga, Calif. - April 23, 2007 - PFF Bancorp, Inc. (NYSE:PFB), the holding company for PFF Bank & Trust (the "Bank"), Diversified Builder Services, Inc. ("DBS") and Glencrest Investment Advisors, Inc. ("Glencrest"), today reported net earnings of $55.9 million or $2.25 per diluted share for the year ended March 31, 2007 ("fiscal 2007"), up 7 percent from $52.1 million or $2.10 per diluted share for the previous fiscal year ("fiscal 2006").

Net interest income increased $11.6 million or 7 percent between fiscal 2006 and 2007 to $182.1 million.  Net interest margin contracted 27 basis points to 4.15% between fiscal 2006 and 2007.  On a sequential quarter basis, net interest margin contracted 5 basis points to 4.00%.  Average interest-earning assets increased $527.7 million or 14 percent between fiscal 2007 and 2006.  On a sequential quarter basis, average interest-earnings assets decreased slightly by $38.4 million.

Construction, commercial business, commercial real estate and consumer loans (the "Four-Cs") increased $338.6 million or 16 percent during fiscal 2007 to $2.51 billion or 61 percent of loans and leases receivable, net, compared to $2.17 billion or 56 percent of loans and leases receivable, net, one year ago.  Four-Cs originations were $2.01 billion or 86 percent of total originations for fiscal 2007 compared to $2.38 billion or 85 percent of total originations for fiscal 2006. On a sequential quarter basis, the Four-Cs increased $49.0 million.  At March 31, 2007, DBS had outstanding loans receivable, net, of $118.4 million compared to $87.0 million one year ago and $104.0 million at December 31, 2006.  The majority of DBS's loans are classified as construction and land.

Total deposits increased $234.3 million or 8 percent during fiscal 2007 with certificates of deposits ("CDs") increasing $216.1 million, and passbook, money market and demand accounts ("core deposits") increasing $18.2 million.   On a sequential quarter basis, CDs decreased $10.7 million and core deposits increased $63.5 million.  At March 31, 2007, core deposits of $1.71 billion (including $295.1 million of non-interest bearing demand accounts) represented 52 percent of total deposits compared to $1.69 billion or 55 percent of total deposits one year ago.

Kevin McCarthy, President and CEO commented, "Sound execution of our business model is continuing to deliver strong and consistent balance sheet growth in a very competitive banking environment.  With the addition of our second Riverside branch in March 2007, our Apple Valley branch earlier this month and our previously announced additional branch expansion, we are positioning ourselves for continued profitable growth in the Inland Empire."

We recorded a non-cash mark-to-market charge of $597,000 during fiscal 2007 compared to a non-cash credit of $1.6 million during fiscal 2006 related to two interest rate swaps, with notional amounts of $30.0 million and $10.0 million, entered into in connection with the issuance of our floating rate junior subordinated debentures during September 2004 and 2005. During the current March quarter, we sold $54.3 million of investment securities and mortgage-backed securities at a net loss of $283,000.  Excluding gain and loss on sale of securities, gain on sale of a former administrative facility building and the non-cash mark-to-market associated with our interest rate swaps, non-interest income increased $2.0 million or 9 percent between fiscal 2006 and 2007.  Deposit and related fees rose $701,000 or 5 percent, while trust, investment and insurance fees increased $1.2 million or 27 percent, compared to one year ago.

Our efficiency ratio was 48.90 percent for fiscal 2007, relatively unchanged from fiscal 2006. Excluding gain and loss on sales of securities, gain on sale of building and the non-cash mark-to-market associated with our interest rate swaps, our efficiency ratio improved to 48.93 percent for fiscal 2007 from 49.53 for fiscal 2006.  General & Administrative ("G&A") expense to average assets improved to 2.22 percent for fiscal 2007 compared to 2.37 percent for the comparable period of 2006.  G&A expense increased $5.5 million or 6 percent between the years ended March 31, 2006 and 2007 to $100.5 million.  G&A expense for the March quarter includes a $1.9 million credit associated with a reversal of previously company-wide accrued incentive plan payments.

Non-accrual loans were $11.4 million or 0.24 percent of gross loans and leases at March 31, 2007 compared to $1.1 million or 0.03 percent of gross loans and leases at March 31, 2006. The non-accrual loan balance of $11.4 million as of March 31, 2007 primarily consists of our $8.9 million portion of a $43.0 million construction loan located in Scottsdale, Arizona.  The construction loan is being marketed by the lead lender and the Bank has established a specific valuation allowance totaling $450,000 based upon the estimated fair value of the property.

At March 31, 2007, our allowance for loan and lease losses ("ALLL") was $46.3 million or 0.98 percent of gross loans and leases compared to $37.1 million or 0.83 percent of gross loans and leases at March 31, 2006.  Classified assets increased from $21.5 million at March 31, 2006 to $65.8 million at March 31, 2007, primarily due to two construction loans; a $31.7 million tract construction loan located in Palm Desert, California and the $8.9 million nonaccrual construction loan mentioned above, both of which were classified substandard.  The tract construction loan in Palm Desert is not past due, however, slower than anticipated sales and lower property valuations warranted the classification.

Loan charge-offs, net of recoveries for fiscal 2007 totaled $531,000, or 0.01 percent of average loans and leases receivable, net, compared to $2.6 million or 0.07 percent of average loans and leases receivable, net for fiscal 2006.

We recorded a $9.7 million provision for loan and lease losses for fiscal 2007 compared to $6.4 million for the comparable period of 2006.  The increase in our provision for loan and lease losses for fiscal 2007 is attributable primarily to the construction loans located in Palm Desert and Scottsdale mentioned above, in addition to the cautious approach we are taking to credit evaluation in light of the slower levels of absorption in some segments of the residential housing market.

Our effective tax rate was 41.6 percent for fiscal 2007 compared to 43.9 percent for fiscal 2006.

We repurchased 476,500 shares of our common stock at a weighted average price of $30.85 per share during fiscal 2007.  At March 31, 2007, 477,810 shares remain under a 1.0 million share repurchase authorization adopted by our Board of Directors on October 26, 2005.

Having opened our full-service branch in Apple Valley, California on April 16, 2007,  we are presently conducting business through 33 full-service banking branches, three registered investment advisory offices, two trust offices, a Southern California regional loan center, an office providing diversified financial services to home builders and a loan origination office in Northern California.  Assets under management or advisory by Glencrest and the Bank's trust department increased to $742.8 million at March 31, 2007, compared to $672.0 million at March 31, 2006.  These assets under management or advisory include $606.4 million managed or advised by Glencrest at March 31, 2007, as compared to $525.7 million at March 31, 2006.

We will host a conference call at 8:30 A.M. PDT on Monday, April 23, 2007, to discuss our financial results.  The conference call can be accessed by dialing

1-888-459-5609 and referencing "PFF Bancorp, Inc. Fourth Quarter Conference Call".  An audio replay of this conference call will be available through Monday, May 7, 2007, by dialing 1-877-519-4471 and referencing replay PIN number 8601284.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market and statements regarding the Company's strategic objectives.  These forward-looking statements are based upon current management expectations, and may therefore involve risks and uncertainties. The Company's actual results or performance, may differ materially from those suggested, expressed, or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, the California real estate market, competitive conditions in the business and geographic areas in which the Company conducts its business, regulatory actions or changes and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended March 31, 2006.  The Company disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contact Kevin McCarthy, President and CEO or

Gregory C. Talbott, Senior Executive Vice President, COO/CFO,

PFF Bancorp, Inc.

9337 Milliken Avenue, Rancho Cucamonga, CA 91730

(909) 941-5400

PFF BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	March 31, 2007 (Unaudited)	March 31, 2006

ASSETS
Cash and cash equivalents	$ 59,587	$ 58,831
Investment securities held-to-maturity (estimated fair value of $6,646 at March 31, 2007, and $6,567 March 31, 2006)	6,712	6,724
Investment securities available-for-sale, at fair value	28,067	60,092
Mortgage-backed securities available-for-sale, at fair value	186,607	229,470
Loans held-for-sale	-	795
Loans and leases receivable, net (net of allowances for loan and lease losses of $46,315 and $37,126 at March 31, 2007 and 2006)	4,116,232	3,839,779
Federal Home Loan Bank (FHLB) stock, at cost	46,158	39,307
Accrued interest receivable	25,704	21,278
Assets acquired through foreclosure, net	-	8,728
Property and equipment, net	56,564	44,303
Prepaid expenses and other assets	27,896	31,483
Total assets	$ 4,553,527	$ 4,340,790

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$ 3,291,645	$ 3,057,309
FHLB advances and other borrowings	775,300	822,000
Junior subordinated debentures	56,702	56,702
Accrued expenses and other liabilities	32,767	41,048
Total liabilities	4,156,414	3,977,059
Commitments and contingencies	-	-
Stockholders' equity:
Preferred stock, $.01 par value. Authorized 2,000,000 shares; none issued	-	-
Common stock, $.01 par value. Authorized 59,000,000 shares; issued 24,156,834 and 24,493,472; outstanding 24,108,834 and 24,493,472 at March 31, 2007 and 2006, respectively	240	244
Additional paid-in capital	180,285	175,581
Retained earnings	221,892	195,591
Accumulated other comprehensive losses	(5,304)	(7,685)
Total stockholders' equity	397,113	363,731
Total liabilities and stockholders' equity	$ 4,553,527	$ 4,340,790

PFF BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months Ended March 31,		For the Twelve Months Ended March 31,
	2007	2006	2007	2006
Interest income:
Loans and leases receivable	$ 81,770	$ 68,104	$ 321,309	$ 245,435
Mortgage-backed securities	2,345	2,510	10,370	9,479
Investment securities and deposits	1,254	1,316	6,004	4,632
Total interest income	85,369	71,930	337,683	259,546
Interest expense:
Deposits	29,412	17,848	106,378	61,605
Borrowings	11,746	9,249	49,206	27,438
Total interest expense	41,158	27,097	155,584	89,043
Net interest income	44,211	44,833	182,099	170,503
Provision for loan and lease losses	4,800	3,300	9,720	6,395
Net interest income after provision for loan and lease losses	39,411	41,533	172,379	164,108
Non-interest income:
Deposit and related fees	3,281	3,088	13,473	12,772
Loan and servicing fees	523	586	2,260	2,347
Trust, investment and insurance fees	1,439	1,214	5,792	4,575
Gain on sale of loans, net	74	46	238	180
Gain (loss) on sale of securities, net	(283)	-	(12)	923
Mark-to-market on interest rate swaps	(240)	1,568	(597)	1,568
Other non-interest income	421	592	2,175	1,364
Total non-interest income	5,215	7,094	23,329	23,729
Non-interest expense:
General and administrative:
Compensation and benefits	11,604	15,224	55,530	55,104
Occupancy and equipment	4,426	3,969	16,641	14,897
Marketing and professional services	3,598	2,782	13,003	11,175
Other general and administrative	3,880	3,431	15,290	13,784
Total general and administrative	23,508	25,406	100,464	94,960
Foreclosed asset operations, net	-	(20)	(470)	(6)
Total non-interest expense	23,508	25,386	99,994	94,954
Earnings before income taxes	21,118	23,241	95,714	92,883
Income taxes	8,320	10,048	39,805	40,803
Net earnings	$ 12,798	13,193	$ 55,909	52,080

Basic earnings per share	$ 0.52	$ 0.54	$ 2.28	$ 2.13
Weighted average shares outstanding for basic earnings per share calculation	24,484,344	24,299,315	24,496,258	24,441,424
Diluted earnings per share	$ 0.52	$ 0.53	$ 2.25	$ 2.10
Weighted average shares outstanding for diluted earnings per share calculation	24,836,009	24,703,102	24,841,109	24,854,837

PFF BANCORP, INC. AND SUBSIDIARIES
Selected Ratios and Other Data
(Dollars in thousands)
(Unaudited)

	For the Three Months Ended March 31,		For the Twelve Months Ended March 31,
	2007	2006	2007	2006
Performance Ratios

Return on average assets (1)	1.12%	1.26%	1.23%	1.30%
Return on average stockholders' equity (1)	12.70%	14.76%	14.41%	14.96%
General and administrative expense to average assets (1)	2.06%	2.43%	2.22%	2.37%
Efficiency ratio (2)	47.56%	48.93%	48.90%	48.89%
Average interest-earning assets to average interest-
bearing liabilities	107.05%	106.98%	106.69%	107.21%

Yields and Costs (1)
Net interest spread	3.74%	4.28%	3.91%	4.25%
Net interest margin (3)	4.00%	4.46%	4.15%	4.42%
Average yield on interest-earning assets	7.79%	7.21%	7.70%	6.73%
Average cost of interest-bearing liabilities	4.05%	2.93%	3.79%	2.48%
Average yield on loans and leases receivable, net	8.02%	7.47%	7.96%	7.00%
Average yield on securities	4.61%	4.25%	4.61%	3.90%
Average cost of core deposits	2.40%	1.46%	2.06%	1.37%
Average cost of C.D.s	5.01%	3.94%	4.76%	3.53%
Average cost of total deposits	3.67%	2.50%	3.37%	2.18%
Average cost of FHLB advances and other borrowings	5.36%	4.26%	5.12%	3.41%
Average cost of junior subordinated debentures	6.24%	6.01%	6.23%	6.01%

Asset Quality

Net charge-offs	$591	13	531	2,571
Net charge-offs to average loans and leases receivable, net (1)	0.06%	0.00%	0.01%	0.07%

Average Balances

Average total assets	$4,565,575	$4,175,898	$4,535,590	$4,013,975
Average interest-earning assets	$4,416,415	$4,016,902	$4,384,168	$3,856,508
Average interest-bearing liabilities	$4,125,606	$3,754,818	$4,109,369	$3,597,198
Average loans and leases receivable, net	$4,109,767	$3,669,892	$4,036,831	$3,503,984
Average securities	$249,213	$304,403	$292,483	$303,862
Average core deposits	$1,662,714	$1,687,045	$1,631,152	$1,767,262
Average C.D.s	$1,584,784	$1,210,812	$1,528,978	$1,059,621
Average total deposits	$3,247,498	$2,897,857	$3,160,130	$2,826,883
Average FHLB advances and other borrowings	$821,406	$800,259	$892,537	$725,476
Average junior subordinated debentures	$56,702	$56,702	$56,702	$44,839
Average stockholders' equity	$403,077	$357,488	$388,061	$348,087

Loan and Lease Activity

Total originations	$433,892	$806,313	$2,330,616	$2,818,101
One-to-four-family	$47,214	$103,033	$244,925	$387,282
Multi-family	$1,655	$19,450	$72,896	$47,329
Commercial real estate	$14,708	$119,937	$200,508	$265,950
Construction - residential, including land	$137,302	$284,436	$865,492	$1,210,321
Construction - commercial	$60,436	$44,514	$193,811	$171,441
Commercial loans and leases	$126,179	$162,459	$524,606	$481,341
Consumer	$46,398	$72,484	$228,378	$254,437
Purchases	$-	$2,579	$8,497	$47,209
Principal repayments	$457,242	$532,364	$2,095,271	$2,383,292
Sales	$14,271	$3,487	$26,175	$16,227

(1) Computed on an annualized basis.
(2) Total general and administrative expense divided by net interest income plus non-interest income.
(3) Net interest income divided by average interest-earning assets.

PFF BANCORP, INC. AND SUBSIDIARIES
Selected Ratios and Other Data
(Dollars in thousands, except per share data)
(Unaudited)

	As of March 31, 2007	As of March 31, 2006

Asset Quality
Non-accrual loans	$11,421	$1,130
Non-accrual loans to gross loans and leases	0.24%	0.03%
Non-performing assets to total assets (1)	0.25%	0.23%
Allowance for loan and lease losses	$46,315	$37,126
Allowance for loan and lease losses to non-accrual loans	406%	3,285%
Allowance for loan and lease losses to gross loans and leases	0.98%	0.83%

Capital
Stockholders' equity to assets ratio	8.72%	8.38%
Core capital ratio*	8.72%	8.24%
Risk-based capital ratio*	11.21%	10.90%
Shares outstanding at end of period	24,108,834	24,493,472
Book value per share outstanding	$16.47	$14.85
Tangible book value per share outstanding (2)	$16.42	$14.80

Loan, Lease and Deposit Balances
One-to-four family loans	$1,421,310	$1,522,572
Multi-family loans	$235,424	$188,257
Commercial real estate loans	$679,526	$611,247
Construction - residential, including land (3)	$1,088,395	$887,771
Construction - commercial (3)	$139,678	$124,196
Commercial business loans and leases	$286,678	$264,168
Consumer loans	$313,203	$281,488
Core deposits	$1,707,988	$1,689,790
C.D.s	$1,583,657	$1,367,519

(1) Non-performing assets consist of non-accrual loans and assets acquired through foreclosure, net.
(2) Stated book value minus goodwill.
(3) Net of undisbursed balances of $547,516 and $596,198 at March 31, 2007 and 2006, respectively.

                                             *PFF Bank & Trust